Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-221295) of SCWorx Corp. (f/k/a Alliance MMA, Inc.) of our report dated April 1, 2019, relating to the consolidated financial statements which appears in this Form 10-K of SCWorx Corp. for the year ended December 31, 2018.

/s/ Friedman LLP

Marlton, New Jersey
April 1, 2019